SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 January 4, 1999


                             GERMAN AMERICAN BANCORP
               (Exact name of registrant as specified in charter)



 Indiana                           0-11244                      35-1547518
(State or other                  (Commission                  (IRS Employer
jurisdiction of                  File Number)               Identification No.)
incorporation



                     711 Main Street, Jasper, Indiana 47546
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (812) 482-1314


                                       NA
         (Former Name and Former Address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

         On January 4, 1999, in accordance with the Agreement and Plan of Reorganization, dated August 6, 1998, by and among German American Bancorp (the "Registrant") and 1ST BANCORP (the "Agreement"), the merger of 1ST BANCORP with and into the Registrant was effected (the "Acquisition").

         The Registrant is the surviving corporation in its merger with 1ST BANCORP. As a result of the Acquisition, First Federal Bank, A Federal Savings Bank, based in Vincennes Indiana, has become a wholly-owned subsidiary of the Registrant and will continue to operate its properties and banking businesses.

         Pursuant to the Acquisition, the Registrant issued to the shareholders of 1ST BANCORP, effective January 4, 1999, approximately 2,040,000 shares. The Acquisition is discussed more fully in the Press Release attached as Exhibit 99 and incorporated by reference.

         Prior to these transactions, there were no material relationships between (a) 1ST BANCORP or any of the affiliates, directors or officers of 1ST BANCORP or any associates of any such directors or officers, on the one hand, and (b) the Registrant, or any of the affiliates, directors or officers of the Registrant or any associates of any such directors or officer, on the other hand. The terms of these transactions were negotiated by the Registrant with 1ST BANCORP on an arm's-length basis.

Item 5.  Other Events.

         In a privately-negotiated transaction that is unrelated to the Acquisition reported in Item 2 above, the Registrant also acquired in January 1999 The Doty Agency, Inc., which operates a general insurance agency with offices in Petersburg, Indiana.

         Pursuant to the Agreement referenced in Item 2 of this report, C. James McCormick (a member of the Board of Directors of 1ST BANCORP) has been added to the Board of Directors of the Registrant effective January 4, 1999.

         Pursuant to the previously-announced management succession plan adopted by the Board of Directors of the Registrant in April 1998, Mark A. Schroeder, President of the Registrant, became Chief Executive Officer of the Registrant effective January 1, 1999. George W. Astrike, the Registrant's former Chief Executive Officer, continues as Chairman of the Board of both the Registrant and German American Bank.

Item 7.  Financial Statements and Exhibits.

         (a) Financial statements of business acquired. The required financial statements of 1ST BANCORP have been previously filed by the Registrant in the Registrant's Registration Statement on Form S-4 relating to the Acquisition (File No. 333-65633), by incorporation thereof by reference to the following 1ST BANCORP reports filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended:

         1. The unaudited consolidated balance sheet of 1ST BANCORP as of September 30, 1998, and the related comparative unaudited consolidated statements of income and cash flows for the three months ended September 30, 1998 and September 30, 1997, together with the accompanying notes, as included in 1ST BANCORP's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

         2. The consolidated balance sheets of 1ST BANCORP as of June 30, 1998 and 1997, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three years ended June 30, 1998, together with the accompanying notes, and the report of independent accountants with respect to those financial statements, as included in 1ST BANCORP's Annual Report on Form 10-K for its fiscal year ended June 30, 1998.

Because such information has been previously reported by the Registrant, it need not be filed as part of this Current Report pursuant to General Instruction B(3) to Form 8-K.

     (b) Pro forma financial information. The Registrant expects to amend this Current Report on or before March 22, 1999 (the first business day following the sixtieth day following the date that the Acquisition is required to be reported on Form 8-K), to furnish under Item 7 the pro forma financial information required by Article 11 of Regulation S-X with respect to the Acquisition at and for the nine months ended September 30, 1998. Pro forma condensed financial statements as of and for the six month period ended June 30, 1998, and for each of the three years ended December 31, 1997, have been previously reported by the Registrant in its Form S-4 relating to the Acquisition (File No. 333-65633).

         (c)      Exhibits.

         The following exhibits are filed as part of this Report:

      2. Agreement and Plan of Reorganization between the Registrant and 1ST BANCORP, dated August 6, 1998. This exhibit is incorporated by reference from Exhibit 2 to the Registrant's Registration Statement on Form S-4 filed October 14, 1998.

     99. Press release dated January 4, 1999, announcing consummation of the Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GERMAN AMERICAN BANCORP

Date:   January 13, 1999                 By: /s/ Mark A. Schroeder
                                         --------------------------------------
                                         Mark A. Schroeder
                                         President and Chief Executive Officer